WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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THIS  SCHEDULE   CONTAINS  SUMMARY  FINANCIAL  INFORMATION  EXTRACTED  FROM THE
ANCHOR INTERNATIONAL BOND TRUST DECEMBER 31, 2000 ANNUAL REPORT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ANNUAL REPORT.



                   Item        Item Description
                   Number
                                                        2000
                    3(a)   Net asset value:
                             Beginning of year...       $6.61
                    3(a)   Net investment income
                           (loss)................       78.25
                    3(a)   Net realized and
                            unrealized gain
                            (loss)on investments..     (79.25)
                    3(a)   Distributions to
                            shareholders:
                    3(a)   From net
                            investment  income
                            (loss)...........            --
                    3(a)   From net realized
                            gains on
                            investments......            --
                    3(a)   Net asset value:
                             End of year....            $5.61
                                                        =====
                    3(a)   Ratio of expenses to
                           average net
                           assets...........            8.04%




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